Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9I (Arizona, Colorado, Michigan and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-42204 of our opinion dated October 16, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 12, 1997